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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement Number 33-60622 on Form S-8 dated March 31, 1993, Registration Statement Number 33-60730 on Form S-8 dated March 31, 1993, Registration Statement Number 333-27459 on Form S-8 dated May 20, 1997, Registration Statement Number 333-27461 on Form S-8 dated May 20, 1997, Registration Statement Number 333-67033 on Form S-8 dated November 10, 1998, Registration Statement Number 333-87996 on Form S-8 dated May 10, 2002, Registration Statement Number 333-89862 on Form S-4/A dated October 24, 2002 and Registration Statement Number 333-105081 on Form S-8 dated May 8, 2003, of our report dated January 30, 2004, with respect to the consolidated financial statements and schedule of Jarden Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003.




/s/ ERNST & YOUNG LLP

New York, New York
March 12, 2004